UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 29, 2006

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

116 Inverness Drive East, Englewood, Colorado 80112

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

The disclosure in Item 3.02 below is incorporated into this Item 1.01 by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 3.02 below is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On September 29, 2006, HyperSpace Communications, Inc.(“HyperSpace”) entered into Securities Purchase Agreements with certain institutional and private purchasers (the "Investors") pursuant to which it sold to the Investors convertible debentures (the "Debentures") for an aggregate of $4,936,250. If the sale and issuance of the securities issued to the Investors (the "Financing"), including an amendment to HyperSpace's Amended and Restated Articles of Incorporation to increase the number of shares of authorized no par value common stock (the "Common Stock") is approved by HyperSpace's shareholders at a meeting to be held subsequent to the Financing ("Shareholder Approval"), the Debentures will become convertible into shares of Common Stock at a conversion price of $0.75 per share. The Investors also received an aggregate of 2,468,125 warrants to purchase Common Stock for $1.10 per share (the "Warrants"). The Debentures may not be converted, and the Warrants may not be exercised, if they would result in the issuance of greater than 19.999% of the issued and outstanding Common Stock unless Shareholder Approval has been obtained.

The Debentures accrue interest at 12% per annum and the aggregate principal amount becomes due and payable September 29, 2009. If Shareholder Approval is obtained, the Debentures are convertible at the option of the holders into shares of Common Stock at an initial conversion price of $0.75 per share, subject to adjustment as set forth in the Debentures. In the event that the Debentures are not repaid on the maturity date, HyperSpace will be in default and the Debentures will begin to accrue interest at a rate of 22% per annum or the maximum amount permitted by law, whichever is less. The Debentures contain various customary events of default as well as negative covenants that, among other things, prohibit HyperSpace from incurring additional debt.

The Warrants are for a term of 5 years, have an exercise price of $1.10 per share and permit cashless exercise. The exercise price is subject to customary adjustments as set forth therein. Both the Debentures and the Warrants contain provisions limiting conversion and exercise, or issuance of shares in lieu of interest, as the case may be, in the event that the holder's beneficial ownership of HyperSpace Common Stock would exceed 9.99%.

HyperSpace concurrently entered into a Registration Rights Agreement with the Investors that requires HyperSpace to register all of the Common Stock issued and underlying the securities sold to the Investors. Such registration must be effective 90 days after the date of the agreement (120 days if the registration statement receives a "full review" by the Securities and Exchange Commission). The Registration Rights Agreement contains customary indemnification and contribution provisions.

The Securities Purchase Agreement, a form of Convertible Debenture, a form of Warrant and the Registration Rights Agreement are filed herewith as Exhibits 2.1, 4.1, 4.2 and 4.3, respectively, and all descriptions of such documents included herein are qualified in their entirety by reference to such documents.

The securities were sold in reliance on Section 4(2) of the Securities Act of 1933 (the "Act") and Regulation D thereunder. Each Investor represented that it was an accredited investor within the meaning of the Act and had reviewed all information about HyperSpace necessary to make an informed investment decision.

Maxim Group LLC (“Maxim”) served as placement agent in connection with this transaction and a similar prior transaction described in HyperSpace’s Form 8-K filed with the Securities and Exchange Commission on September 11, 2006. Maxim is entitled to a cash fee of 8% of the gross proceeds of this transaction and 9% percent of the prior transaction. Maxim is also entitled to certain warrants equal to 8% (9% on the prior transaction) of the total number of shares into which the Debentures may be converted at the initial conversion price. These warrants have a five-year term, commencing one year after the applicable transaction. Maxim is also entitled to 120,000 advisory warrants for advisory services at an exercise price of $1.60 per share. 60,000 of these warrants are vested and the remainder will vest at a rate of 10,000 per month over the next 6 months.

The transaction documents have been included to provide you with information regarding their terms. The transaction documents contain representations and warranties made by the parties to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the transaction documents. While HyperSpace does not believe that the disclosure schedules contain information that it is required to disclose pursuant to applicable securities laws, other than information that has already been publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached transaction documents. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in HyperSpace's general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the transaction documents, which subsequent information may or may not be fully reflected in HyperSpace's public disclosures.

Item 8.01	Other Events

On October 2, 2006, HyperSpace issued a press release regarding the financing described above. A copy of this press release is attached as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

2.1	Securities Purchase Agreement dated September 29, 2006*
4.1	Form of Convertible Debenture
4.2	Form of Warrant
4.3	Registration Rights Agreement dated September 29, 2006
99.1	Press Release issued by HyperSpace Communications, Inc. dated October 2, 2006.

____________

* Schedules and similar attachments to the Securities Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-B. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Date: October 5, 2006	By: /s/ John P. Yeros John P. Yeros Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Securities Purchase Agreement dated September 29, 2006*
4.1	Form of Convertible Debenture
4.2	Form of Warrant
4.3	Registration Rights Agreement dated September 29, 2006
99.1	Press Release issued by HyperSpace Communications, Inc. dated October 2, 2006

_____________

* Schedules and similar attachments to the Securities Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-B. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.